Exhibit 99.2

VALLEY HEALTHCARE HOLDINGS LLC

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2017

Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders

VALLEY HEALTHCARE HOLDINGS LLC

Tempe, Arizona

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of VALLEY HEALTHCARE HOLDINGS LLC, which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statements of income, member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VALLEY HEALTHCARE HOLDINGS LLC as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Integrated Accounting Services, LLC

Phoenix, Arizona

November 21, 2018

Valley HealthCare Holdings LLC

Consolidated Balance Sheet

As of December 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$ 1,086,384
Accounts receivable, net of allowance for doubtful accounts of $951,426	3,711,423
Unbilled receivables	269,018
Inventory	2,693,884
Prepaid expenses	144,891
Total Current Assets	7,905,600

Fixed asset, net	5,365,962

Other Assets
Goodwill	6,429,461
Security deposits	128,179
Related party loan	75,000
Total Other Assets	6,632,640
TOTAL ASSETS	$ 19,904,202

LIABILITIES & MEMBER’S EQUITY
Liabilities
Current Liabilities
Accounts payable	$ 3,771,548
Accrued expense	457,325
Interest payable	175,543
Current portion of capital lease obligation	1,648,351
Total Current Liabilities	6,052,767

Long Term Liabilities
Notes payable to Main Street Capital Corp., net of discount	13,799,487
Capital lease obligation, net of current portion	480,210
Total Long Term Liabilities	14,279,697

Total Liabilities	20,332,464

Member's Equity	(428,262)
Total liabilities and member’s equity	$ 19,904,202

The accompanying notes are an integral part of these financial statements

Valley HealthCare Holdings LLC

Consolidated Income Statement

For The Year Ended December 31, 2017

Revenue	$ 29,987,588

Expenses:
Cost of goods sold, including depreciation of $2,658,900	9,621,473
Other operating expenses	16,825,042
Depreciation expense	1,289,046

Total Expense	27,735,561

Income from operations	2,252,027
Other income (expense)
Interest expense	(2,302,166)
Loss on sale of fixed assets	(210,676)
Other income	1,023
Total other income (expense)	(2,511,819)

Net loss	$ (259,792)

The accompanying notes are an integral part of these financial statements

Valley HealthCare Holdings LLC

Consolidated Statement of Member's Equity

For The Year Ended December 31, 2017

December 31, 2016	$ (968,470)

Capital contributions	$ 800,000

Net loss	$ (259,792)

December 31, 2017	$ (428,262)

The accompanying notes are an integral part of these financial statements

Valley HealthCare Holdings LLC

Consolidated Statement of Cash Flow

For The Year Ended December 31, 2017

Cash flows from operating activities:
Net loss	$(259,792)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	3,947,946
Amortization of debt discount and other	157,004
Loss on sale of fixed asset	210,676

Changes in assets and liabilities:
Accounts receivable, net	(365,152)
Unbilled receivable	1
Inventory	(469,837)
Prepaid expense	(132,879)
Security deposits	11,571
Accounts payable	721,894
Accrued expense	108,435
Interest payable	(7,131)
Net cash provided by operating activities	3,922,736

Cash flows from investing activities:
Proceeds from the sale of property and equipment	941
Purchases of property and equipment	(2,338,666)
Related party loan	(75,000)
Net cash used in investing activities	(2,412,725)

Cash flows from financing activities:
Payment of note payable	(1,306,500)
Capital contributions	800,000
Capital leases principal paid	(846,124)
Net cash used in financing activities	(1,352,624)

Net change in cash and cash equivalents	157,387
Cash and cash equivalents at beginning of the period	928,997
Cash and cash equivalents at end of the period	$1,086,384
Supplemental non-cash investing and financing activities:
Capital lease financings	$1,991,367

The accompanying notes are an integral part of these financial statements

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2017

DESCRIPTION OF BUSINESS

Company operations –VALLEY HEALTHCARE HOLDINGS LLC. (“The Company”) is a Delaware limited Liability Company organized to provide medical equipment to customers primarily in Arizona and Nebraska. The Company has several contractual arrangements with Medicare and others to deliver their medical equipment for contract pricing.  The Company also owns a majority interest in a sleep study lab located in Arizona.

Ownership structure—As of December 29, 2015, the Company had two owners comprised of Ronald A Evans and Pamela A Evans each owning 50% common equity interests.  On June 22, 2016, the Company purchased the following entities that were owned by Ronald A Evans and Pamela A Evans 100%: These entities are subsidiaries of the Company: Heartland Health Therapy LLC, United Respiratory Services LLC, Alliance Homecare LLC, RTA Homecare LLC, Rejuvenite LLC.

On June 22, 2016, the Company sold a 16% preferred equity interest to Main Street Equity Interests, Inc for $1,600,000, a 4% preferred equity interest to HMS Equity Holding, LLC for $400,000, and an 80% common equity interest to Valley Healthcare Group LLC for $8,000,000.  The $2,000,000 preferred equity interests are entitled to be repaid prior to any payments to common equity owners.

On June 30, 2017, Valley Healthcare Group LLC contributed $800,000 cash which increased additional paid in capital.  The equity ownership at 12/31/17 is as follows for the Company and all subsidiaries of the Company:

Equity Owner Name	Equity Type	Ownership %	# of Units
Main Street Equity Interest Inc	Preferred	14.8%	1,600
HMS Equity Holding LLC	Preferred	3.7%	400
Valley Healthcare Group LLC	Common	81.5%	8,800

The Company acquired 100% stock ownership of Focus Respiratory Inc on October 14, 2016 for $2,939,000.  Focus Respiratory Inc was immediately converted to Focus Respiratory, LLC.

Alliance Homecare LLC acquired 100% stock ownership of Bradshaw Home Medical Equipment LLC April 12, 2016 for $625,000.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s use of estimates – The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Principles of Consolidation – The consolidated financial statements include VALLEY HEALTHCARE HOLDINGS LLC (Parent) and consolidate the Parent financial statements with the Company's majority-owned entities that the Parent controls.  The subsidiaries consolidated are Heartland Health Therapy LLC, United Respiratory Services LLC, Alliance Homecare LLC, RTA Homecare LLC, Rejuvenite LLC, and Focus Respiratory LLC. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.  The Parent is deemed to control another company either by ownership of a majority voting interest in the other company’s equity or by incurring a contractual obligation to provide additional financial support to the other company.

Cash and cash equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable – Accounts receivable are recorded at the gross sales price of services rendered to customers.

Unbilled receivables –Unbilled receivable are recorded as a percentage of unbilled services rendered in the United Respiratory Services LLC company.  These services are unbilled because work has been performed but not completed and billed to Medicare and other customers.

Allowance For Doubtful Accounts—Accounts receivable are stated net of an allowance for doubtful accounts. The Company estimated the allowance based on an analysis of specific customers, taking into consideration the age of past due accounts and an assessment of the customer’s ability to pay.

Inventory – Our inventories are accounted for using the first-in, first-out (FIFO) method. Provisions are recorded to reduce inventory for obsolete or slow-moving inventory based on assumptions about future demand and marketability of products, the impact of new product introductions, inventory levels and turns, product spoilage, and specific identification of items, such as product discontinuance. Prior to 2017, such inventory reductions were based on market (replacement cost), if lower than cost. The company adopted ASU 2015-11 effective January 1, 2017.  The Company began recording any reductions based on net realizable value (generally, estimated selling price). This change was made prospectively as of January 1, 2017, and had no material effect on 2017 net income.

Related Party Transactions—The Company made a $75,000 loan with no interest and one balloon payment due by 12/31/20 to Valley Healthcare Group LLC, one of the shareholders.

Asset Acquisitions—The Company adopted ASC 805-10 effective December 15, 2017.  There were no asset acquisitions and no business combinations acquired during the audit period.

Goodwill – Goodwill represents the excess of fair value over identifiable tangible and intangible net assets acquired in business combinations.  Goodwill is not amortized. Instead goodwill is reviewed for impairment at least annually, or on an interim basis between annual tests when events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying value.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Property and equipment – Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the respective assets as follows:

Estimated Useful Lives
Vehicles	5 years
Computer Equipment	5 years
Facility Improvements	Life of the facility lease
Furniture/office equipment	7 years
Medical Equipment	5 years
Sleep Study Equipment	5 years
Software	3 years

Property and equipment as of December 31, 2017 consists of:

Automobiles	$839,400
Computer Equipment	476,800
Furniture and office equipment	883,700
Facility Improvements	485,800
Medical Equipment	13,611,100
Sleep Study Equipment	949,400
Software	91,400
Total Property and Equipment	$17,337,600

Less accumulated depreciation	(11,971,638)

Net property and equipment	$5,365,962

Depreciation expense for the year ended December 31, 2017 was $3,947,946.

When property and equipment are sold or disposed, the fixed asset and the associated accumulated depreciation are removed from the financials.  The appropriate gain or loss on the sale or disposal of the fixed asset is recorded.  Maintenance and repair costs under $1,000 are expensed as incurred.

Income taxes – The Company, with the consent of its members, has elected to be treated as a limited liability company filing as a partnership for federal purposes, under the partnership provisions of the Internal Revenue Code.  Under those provisions the Company does not pay corporate income taxes on its federal or state taxable income.  Each member is liable for individual income taxes on the Company’s taxable income. Interest expense on any tax liabilities is included in interest expense.  Penalties on any tax liabilities are included in general and administrative expenses.

Management evaluates The Company’s tax positions on an on-going basis and has concluded that it has taken no uncertain tax positions that require adjustments be made to comply with this standard.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Long-term Debt—Debt has been secured to fund company operations. The fair value of the Company’s long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method, the Company’s fair value of long-term debt was not significantly different from the carrying value at December 31, 2017. Interest payable of $175,500 represents interest payable during the next fiscal year.  Below is a schedule of each debt instrument followed by an explanation:

Debtor Name	Short-term	Long-Term	Total Due
Main Street Capital Corp (13% maturing December 2025)	$0	$$13,799,487	$$13,799,487
Equipment Lease Payable (0% to 13% various maturities)	1,648,351	480,210	2,128,561
Total Long-Term Debt	$$1,648,351	$$14,279,697	$$15,928,048

Main Street Capital Corp—The loan commenced December 2015 with a 13.00% fixed interest rate for ten (10) years.  The total loan commitment is $17,000,000.  Interest only payments are due monthly.  Loan commitment increases are allowed during the life of the loan subject to lender approval.  Principal on the loan is due at maturity December 2025.  All company assets are collateral except for equipment secured through equipment leases.

Loan Fees – The Company acquired loan financing from Main Street Capital Corporation December 2015.  The total loan fees were $1,121,016.  The loan fees are being amortized over the loan term which is ten (10) years.  The net loan fees less amortization at December 31, 2017 is $908,000.

Equipment Lease Payable—These capital leases commenced on various dates and ending dates ranging from 2018 to 2022.  Interest rates range from 0% to 13% and payment terms vary with each lease agreement.   Each monthly lease payment pays accrued interest and a portion of principal.  The final monthly payment will pay off the remaining principal balance.  Each lease is secured by the equipment leased.

Annual equipment lease payment commitments by year are as follows:

2018	$ 1,648,351
2019	398,349
2020	85,600
2021	5,400
2022	3,300
TOTAL	$ 2,141,000

Cash interest paid amounted to $2,202,795 for the year ended December 31, 2017.

Equity—On June 30, 2017, Valley Healthcare Group LLC contributed $800,000 cash which increased additional paid in capital.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Preferred Equity Interests— Preferred equity interests were established June 22, 2016 when the Contribution Agreement was signed.  The $2,000,000 preferred equity interests are paid back before common equity owners are paid upon sale of The Company but there is no defined date when payment is required.  The preferred equity interests have right of first refusal to either match an offer to buy The Company.  The preferred equity interests can also release their right so a sale of the Company may be completed with another buyer.

Advertising Costs—Advertising costs of $149,200 are expensed as incurred.

Concentration of Credit Risk— The Company considers all highly liquid investments with an original maturity of six months or less to be cash equivalents. The Company in the ordinary course of business did temporarily maintain a bank balance in excess of Federal Deposit Insurance Corporation insurance limits of $250,000 which could result in a loss of cash if the financial institution was unable to return deposited funds in excess of the FDIC insurance limit.  The ending balance as of 12/31/17 was $ 247,100 which is below the Federal Deposit Insurance Corporation insurance limits of $250,000.

There was no major customer revenue recognized in 2017 that exceeded 10% of total revenue.  There are two major supplier costs that exceeded 10% of total costs directly related to revenue.  Both companies are listed as publicly traded stocks and sell products nationally and internationally.  Volume buying through them allows the Company to obtain competitive discounts.  Both major suppliers could be replaced by the other and other vendors if required.

The Company’s durable medical equipment revenue and related accounts receivable are concentrated with third-party Payors.  For the year ended December 31, 2017, one such government payor constituted approximately 40% of consolidated revenues and 28% of our ending accounts receivable.

Contingencies – Periodically, the Company may be contingently liable with respect to claims incidental to the ordinary course of its operations. In the opinion of management, and based on management’s consultation with legal counsel, the ultimate outcome of such matters will not have a material adverse effect on the Company.  Accordingly, no provision has been made in the accompanying financial statements for losses, if any, which might result from the ultimate disposition of these matters should they arise.

Compensated Absences—The Company allows employees to accrue and carry over up to 40 hours of unused vacation pay from one year to the next.  The unused accrued vacation pay as of December 31, 2017 was $134,500.

Retirement Plan—The Company had no liability for the RTA Homecare, Inc 401(k) plan at 12/31/17.  Expenses incurred are recorded as retirement plan expense. There was no cost recognized during the audit period.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Rent – The Company has entered into leases to rent office space for all entities.  The lease terms range from three  (3) years to and ten (10) years.  The Company paid $ 128,200 in security deposits which are refundable at the end of the lease terms.

The consolidated monthly lease payment is $102,200.  The annual lease commitments are as follows:

Year	Amount Due
2018	$1,226,900
2019	1,243,100
2020	1,108,700
2021	891,000
2022	745,000
Thereafter	933,900
TOTAL	$6,148,600

Revenue Recognition— The Company analyzed the provisions of the FASB’s ASC Topic 606, Revenue from Contracts with Customers, and have concluded that no changes are necessary to conform with the new standard. The Company generates revenue primarily through licensed respiratory therapists, home respiratory equipment, patient education programs, comprehensive patient assessments, sleep studies, and regular respiratory progress visits. Revenue is recognized when the customer is billed upon sales order fulfillment.  This process includes doctor prescriptions which have been verified as well as customer service validating the form of customer payment .The terms of these sales orders typically include payment directly by the customer, their insurance carrier, or Medicare. When the revenue includes medical equipment rental for a period of ten (10) to 13 months, revenue and the equipment lease expense is recognized equally each month over the average length of the customer rental agreement.  In addition, revenue is recognized when WIP receivables are recorded as a percentage of unbilled services rendered.  These services are unbilled because the sales order was approved, work has been performed, but not fully completed and not billed to Medicare, the insurance carrier, and/or the customer. The Company recognizes revenue when there is persuasive evidence that a sales order has been approved, services have been rendered or delivery has occurred, the price is fixed or determinable, and collection is reasonably assured.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue From Contracts With Customers, which provides a single framework for revenue recognition of transactions involving contracts with customers across all industries. The framework requires that the transaction price received from customers be allocated to each separate and distinct performance obligation. The transaction price attributable to each separate and distinct performance obligation is then recognized as the performance obligations are satisfied. Adoption of the standard is required for annual reporting periods beginning after December 15, 2018, with early adoption permitted. Adoption of ASU 2014-09 requires selection of a transition method, which will impact the manner in which the accounting change is presented in the financial statements. The Company is currently evaluating the effect that ASU 2014-09 will have on the financial statements and expects that the impact will be material to the financial statements. The Company has elected to adopt the new revenue recognition standard (ASC 606) July 1, 2018.

VALLEY HEALTHCARE HOLDINGS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Year Ended December 31, 2017

Leases –In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less for which there is not an option to purchase the underlying asset that the lessee is reasonably certain to exercise, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities and recognizes lease expense for such leases generally on a straight-line basis over the average lease term. Certain qualitative disclosures along with specific quantitative disclosures will be required, so that users are able to understand more about the nature of an entity's leasing activities. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company elected to early adopt effective September 1, 2018.

Subsequent events – For the Company’s financial statements as of December 31, 2017 and for the year then ended, the Company evaluated subsequent events through November 21, 2018, the date on which those financial statements were issued.

On September 7, 2018, 80.1% of the Company was sold to Great Elm Capital Group, Inc.  Concurrent with the sale, Ron and Pamela Evans contributed their remaining 19.9% interest into Great Elm DME Inc., a majority-owned company of Great Elm Capital Group, Inc.